As filed with the Securities and Exchange
  Commission on February 20, 2002
Commission File Number 333-56382

    SECURITIES AND EXCHANGE COMMISSION
        Washington, D.C.  20549
        Amendment 4 to FORM SB-2
        REGISTRATION STATEMENT
    Under The Securities Act of 1933

      Village XIII Acquisition Corporation
        (Name of Small Business Issuer in its charter)

NEVADA                          65-1045781
 (State or other jurisdiction of   (I.R.S. Employer Identification No.)
  incorporation or organization)

      12 South Dixie Highway, Suite 204
         Lake Worth, Florida 33460
        Telephone:  (561) 586-8200
 (Address and telephone number of registrant's principal executive offices and principal place of business.)

              Jack Augsback
      12 South Dixie Highway, Suite 204
         Lake Worth, Florida 33460
        Telephone:  (561) 586-8200
 (Name, address and telephone number of agent for service.)

             with copies to:
       Jody M. Walker, Attorney At Law
          7841 South Garfield Way
          Littleton, Colorado 80122

If any of the securities being registered on this
Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                              Proposed       Proposed       Amount of
class of                 Amount to be      offering       aggregate     registration
securities                registered        price       offering price     fee
common stock(1)             380,000        $ .10           $38,000       $ 9.80

 (1)Represents common stock being registered on behalf of Selling Security Holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting under Section 8(a), may determine.

Preliminary Prospectus Dated February 11, 2002
SUBJECT TO COMPLETION


    380,000 common shares on behalf of
          selling security holders
           at $.10 per common share



      VILLAGE XIII ACQUISITION CORPORATION


We are a blank check company.   Our sole purpose
at this time is to locate and consummate a merger or acquisition with a private entity.


The selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2002.

We will not receive any of the proceeds from the
sales of the 380,000 common shares being sold by
the selling shareholders.   We will not pay
commissions on stock sales.

No public market currently exists for our shares.

Consider carefully the risk factors beginning on page 5 in this prospectus.

Neither the SEC nor any state securities
commission has approved these common shares or
determined that this prospectus is accurate or
complete.   Any representation to the contrary is
a criminal offense.

The information in this prospectus is not complete
and may be changed.   We may not sell these
securities until the registration statement filed
with the Securities and Exchange Commission is
effective.   This prospectus is not an offer to
sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of the prospectus is February 11, 2002.

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                4
RISK FACTORS                                      5
   -  No operating history
   -  Cannot make a market until merger or
       acquisition consummated
   -  No active trading market
   -  We may not be able to find a suitable
        merger or acquisition candidate
   -  If a sufficient number of investors
        do not reconfirm their investment
   -  You will not have access to your funds
   -  We have no funds and do not have any
        full-time management
   -  Management may sell some of their
        common stock to a merger or acquisition
        candidate
   -   The selling shareholders may have liability
   -   We may become subject to enforcement actions
LIMITED STATE REGISTRATION                        8
SELLING SECURITY HOLDERS                          9
SALES THROUGH REGISTERD BROKER-DEALER            10
RULE 419 OFFERINGS                               10
PLAN OF DISTRIBUTION                             13
USE OF PROCEEDS                                  13
DILUTION                                         14
VILLAGE XIII                                     14
PLAN OF OPERATION                                27
MANAGEMENT                                       28
PRINCIPAL SHAREHOLDERS                           33
CERTAIN TRANSACTIONS                             34
SHARES ELIGIBLE FOR FUTURE SALE                  35
MARKET FOR REGISTRANT'S COMMON EQUITY            36
DESCRIPTION OF SECURITIES                        37
INDEMNIFICATION                                  38
LEGAL MATTERS                                    39
LEGAL PROCEEDINGS                                39
ADDITIONAL INFORMATION                           39
EXPERTS                                          40
INTERESTS OF NAMED EXPERTS AND COUNSEL           40
FINANCIAL STATEMENTS                             41

                        PROSPECTUS SUMMARY

Village XIII Acquisition
   Corporation:        We have a mailing address
                       at 12 South Dixie Highway,
                       Suite 204, Lake Worth,
                       Florida 33460. Telephone:
                       (561) 586-8200

                       Other than this mailing
address, we do not
currently have any other
office facilities.   We do
not anticipate the need for
office facilities at any
time in the foreseeable
future. We pay no rent or
other fees for the use of
this mailing address.
Corporate
Operations.            We are a blank check
company subject to Rule
419.  We were organized as
a vehicle to acquire or
merge with another business
or company.   We have no
present plans, proposals,
agreements, arrangements or
understandings to acquire
or merge with any specific
business or company nor
have we identified any
specific business or
company for investigation
and evaluation for a merger
with us.

Since our organization, our
activities have been
limited to the sale of
initial shares for our
organization and our
preparation in producing
this registration statement
and prospectus for the
selling security holder
offering.

We will not engage in any
substantive commercial
business immediately
following this offering and
for an indefinite period of
time following this
offering.

Selling Shareholders             380,000 shares

Common Shares Outstanding      2,097,500 shares
   Prior to offering

Common Shares to be outstanding
   After offering              2,097,500 shares

Sales by Selling
Security Holders.     We are registering common
                      shares on behalf of selling
                      security holders in this
                      prospectus. We will not
                      receive any cash or other
                      proceeds in connection with
                      the subsequent sale.   We are
                      not selling any common shares
                      on behalf of selling security
                      holders and have no control
                      or affect on these selling
                      security holders.

Any proceeds from the sale
of these securities and any
securities issued in
connection with the offering
by the selling security
holders will be held in an
escrow account under Rule
419 until an acquisition is
consummated.

Termination of the
  Offering By Selling
  Security Holders     The offering will commence
                       on the effective date of
                       this prospectus and will
                       terminate on or before
                       December 31, 2002.

                       RISK FACTORS

1. We have no operating history and will not pursue any operations until we locate a merger or acquisition candidate. You may lose up to 10% of your investment if you used a brokerage firm to purchase this investment.

Since our incorporation in August 2000, we have
been performing only administrative operations to
pursue this offering.  To date, we have an
accumulated deficit of $2,181.   We currently have
no working capital and we are dependent on advances from current officers and directors to locate a merger or acquisition candidate and consummate a merger or acquisition.

2.   We cannot make a market in our securities
until we have consummated a merger or acquisition,
which can take up to 18 months, if at all.   You
will not be able to liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred.

We do not have a public market for our common
shares.  Many states have enacted statutes, rules
and regulations limiting the sale of securities of
blank check companies in their jurisdictions.  We
cannot undertake any efforts to cause a market to
develop in our securities until we consummate a
merger or acquisition, which can take up to 18
months, if at all.    You will not be able to
liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred.

3. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

4.   If we cannot find a suitable merger or
acquisition candidate, we may not be able to
commence operations and we will have to return
your investment.   You will not receive a full
refund. The maximum deduction from your investment will be 10% if you used a brokerage firm to purchase this investment.

We have not entered into any current negotiations
regarding an acquisition or merger.   Even if we
locate a suitable candidate, we may not be able to
successfully commence operations due to the other
costs involved, such as costs involving filing a
post effective amendment, etc.   We would have to
return your investment and up to 10% of your investment may have been used in payment of commissions.

5. If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities.

We cannot consummate a business combination with a
target business unless we can convince 80% of the
investors in this offering to reconfirm their
investment.   If an insufficient number of
investors reconfirm their investment, we will have
to return the funds in escrow to investors on a
pro-rata basis.   You may have paid up to 10% in
commissions and investors will receive only a portion of the funds originally invested.

6.   You will not have access to your funds after
effectiveness of the registration statement for up
to 18 months.   If we do not consummate a merger,
you will not receive a full refund. The maximum deduction from your investment will be 10% if you used a brokerage firm to purchase this investment.

No transfer or other disposition of the escrowed
securities can be permitted except in identified
instances.   For the term of the offering or 18
months from the effective date of the registration
statement, you will not have access to your funds
after consummation of the offering.   If we do not
consummate a merger, you will not receive all of your initial investment back. Up to 10% of the funds may have been paid for commissions if you used a brokerage firm to purchase this investment.

7.   We have no funds and do not have full-time
management that can conduct a complete and
exclusive investigation and analysis of any target
merger or acquisition candidate.   We may not find
a suitable candidate.   You will not receive a
full refund. The maximum deduction from your investment will be 10% if you used a brokerage firm to purchase this investment.

It is impracticable to conduct a complete and exclusive investigation and analysis of any target business with no funds. Our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys.

8.   Management is not required to spend any
minimal amount of time on company business.
Sufficient time may not be spent locating a suitable acquisition candidate and you may lose up to 10% of your investment if you used a brokerage firm to purchase this investment.

Management is not required to spend any minimal
amount of time locating a suitable acquisition
candidate or on any other company business.   You
may lose up to 10% of your investment if you used a brokerage firm to purchase this investment and if management does not spend sufficient time to locate a suitable acquisition candidate in the 18 month period.

9.   The selling shareholders may have liability
because of their status as underwriters.   They
may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under
Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.
We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

10. We may become subject to enforcement actions if we do not take sufficient effort to insure that any state law is not violated through the further sale of our securities.

We have limited capital and do not expect to take
any material efforts to insure that state laws are
not violated through the further sale of our
securities by non-affiliates.  We will notify the
selling shareholders of a probable acquisition
within three days of the execution of a letter of
intent and we will further advise the selling
shareholders at that time to stop the selling
efforts and monitor the acceptance of any
subscriptions subsequently received by the escrow
agent.   Regardless, we may become subject to
enforcement actions if these state laws are violated by the purchasers in this offering.

11. We may become subject to enforcement actions due to the fact that transfers and gifts by promoters and an officer and director may have resulted in violations of the Securities Act.

In the first quarter of 2001, Phillip Fox, Mark
Stys and Jack Augsback transferred a portion of
their common shares to their family.    The
transfers and gifts, on an integrated basis with

Village XIII's private offering described, were
made to more than 35 non-accredited investors.  As
a result, Village XIII may have incurred possible
Section 5 violations of the Securities Act of
1933.    Even though Village XIII is offering
rescission to those investors, we may become subject to enforcement actions by the SEC.


         Limited State Registration

Initially, the only state in which our securities
may be sold is New York State.   Upon
effectiveness in this state, you may only resell
your shares in New York State.   In the event we
expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed.


             Selling Security Holders

Village XIII shall register pursuant to this prospectus 380,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                             Amount          Total Number            % Owned        Number of      % Owned
                                 Being              Owned                Prior to      Shares Owned      After
                               Registered         Currently              offering   After offering     offering
The Chelverton Fund, LLC    97,500         97,500           4.88%        0           0%
Javier E. Benavente,
  Trustee of the Javier E.
  Benavente Revocable
  Living Trust, u/a/
   December 30, 1999        97,500         97,500           4.88%        0           0%
Theresa L. Benavente, Trustee
  Of the Theresa . Benavente
  Revocable Living Trust, u/a
  Dec. 30, 1999             10,000         10,000              .5%        0           0%
Anthony Amrhein             10,000         10,000              .5%        0           0%
Timothy Augsback            10,000         10,000              .5%        0           0%
Patricia A. Kelly           10,000         10,000              .5%        0           0%


Todd J. Amrhein             10,000         10,000              .5%        0           0%
Tammy Sypniewski            10,000         10,000              .5%        0           0%
Debra L. Shaw               10,000         10,000              .5%        0           0%
Charito Augsback             5,000          2,000              .25%       0           0%
Janie Koch                   5,000          2,000              .25%       0           0%
Jody Walker, Esquire        25,000         25,000             1.23%       0           0%
Mark V. Stys                25,000         25,000             1.23%       0           0%
Carolyn Stys                15,000         15,000              .74%       0           0%
Cheri C. Simon              15,000         15,000              .74%       0           0%
Terri A. Messner            10,000         10,000              .5%        0           0%
Edna Hockney                15,000         15,000              .74%       0           0%

   Sales Through Registered Broker-Dealers

We expect that the selling security holders will offer the shares in direct sales to private persons. In that event, the transactions will be effected under the terms of the executed escrow agreement with First Union National Bank.

It is possible that the selling security holders may offer the shares to or through registered broker-dealers who may be paid standard commissions or discounts by the selling security holders. In that event, the funds and securities will be deposited into a segregated account at the broker-dealer, to be held and released on the same terms and conditions as the Escrow Account, except that the amount of any brokerage commission or selling expenses may be deducted from your funds as soon as they are deposited.

As of the date of this prospectus, we believe that no selling security holders have any arrangements or agreements with any underwriters or broker-dealers to sell the shares. Should any selling security holder make such an agreement or arrangement, any sales under the agreement must be transacted either through the escrow agreement with First Union National Bank or through a segregated brokerage account. If selling security holders offer the shares through registered broker-dealers, we will file a post-effective amendment to advise of such change and will file an executed segregated brokerage account agreement.

Additionally, agents, brokers or dealers may
acquire shares or interests in shares and may,
from time to time, make distributions of the
shares or interests in that capacity.   These
distributions will be subject to the escrow requirements of Rule 419 until we have completed an acquisition or merger.

            Rule 419 Offerings

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to the selling security holders and the securities will be released to you only after we have met the following three basic conditions:

First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

 Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. Each investor will have a minimum of 20 business days and a maximum of 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor. If we have not received written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account will be promptly returned to the investor within five business days. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

Accordingly, we have entered into an escrow agreement with First Union National Bank, which provides that:

The proceeds are to be deposited into the escrow
account maintained by the escrow agent promptly
upon receipt.   The funds and any dividends or
interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

All securities issued for the offering and any
other securities issued, including stock splits,
stock dividends or similar rights are to be
deposited directly into the escrow account
promptly upon issuance. Your name must be
included on the stock certificates or other
documents evidencing the securities. The
securities held in the escrow account are to
remain as issued, and are to be held for your
sole benefit. You retain the voting rights, if
any, to the securities held in your name.   The
securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the
Employee Retirement Income Security Act.

The funds will be released to the selling shareholders, and the securities will be released to you, only after:

The escrow agent has received a signed
representation from us and any other evidence acceptable by the escrow agent that:

               -   We have executed an agreement
for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment.

                -   The post-effective amendment
has been declared effective.

                -   We have satisfied all of the
prescribed conditions of the reconfirmation offer.

                -   The closing of the
acquisition of the business with a fair value of at least 80% of the maximum proceeds.


           Plan of Distribution

The selling security holder offering will begin on the effective date of the prospectus and terminate on or before December 31, 2002.

Officers and directors are not eligible to participate in this offering.

We will notify the selling shareholders of a
probable acquisition within three days of a
probable acquisition.  We will further advise the
selling shareholders at that time to stop the
selling efforts and monitor the acceptance of any
subscriptions subsequently received by the escrow
agent.   We will file a post-effective amendment
within 45 days after the determination of a probable acquisition.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

No member of management, promoter or any acting at their direction will be paid finders' fees or other acquisition related compensation from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such an entity.

Management may consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition transaction. A premium may be paid for management's shares in connection with any such stock purchase transaction.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.

                  Use of Proceeds

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

                   Dilution

Further Dilution. We may issue additional restricted common shares in private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Village XIII's common shares and investors in this offering

                  Village XIII

Village XIII was incorporated under the laws of the State of Nevada on August 8, 2000.

Since inception, Village XIII has performed only
those administrative functions necessary in
further pursuance of this offering.  Village XIII
is in the early developmental and promotional
stages. To date Village XIII's only activities
have been organizational ones, directed at
developing its business plan and raising its
initial capital.   We have not generated any
revenues.

Village XIII has not commenced any commercial operations. Village XIII has no employees and owns no real estate. We do not intend to perform any operations until a merger or acquisition candidate is located and a merger or acquisition consummated. Village XIII can be defined as a shell company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Another aspect of our business plan that Village
XIII intends to implement after this registration statement becomes effective, is to seek to facilitate the eventual creation of a public trading market in its outstanding securities.

Village XIII's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Village XIII has very limited capital, and it is unlikely that Village XIII will be able to take advantage of more than one such business opportunity.

Village XIII intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Village XIII has not identified any business opportunity that it plans to pursue, nor has Village XIII reached any agreement or definitive understanding with any person concerning an acquisition.

Jack Augsback, one of our officers and directors
has previously been involved in transactions
involving a merger between an established company
and a shell entity, and has a number of contacts
within the field of corporate finance.   As a
result, he has had preliminary contacts with
representatives of numerous companies concerning
the general possibility of a merger or acquisition
by a shell company.   However, none of these
preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with Village XIII.

We anticipate that Mr. Augsback will contact broker-dealers and other persons with whom he is acquainted and who are involved in corporate finance matters to advise them of Village XIII's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with Village
XIII.    No assurance can be given that Village
XIII will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Village
XIII or its stockholders.

Village XIII's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange

Village XIII anticipates that the business opportunities it finds will

   -   be recently organized with no operating
history, or a history of losses attributable to under-capitalization or other factors;

   -    be in need of funds to develop a new
product or service or to expand into a new market;

   - be relying on an untested product or market to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

Village XIII's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of this registration of its securities, any entity, which has an interest in being acquired by, or merging into Village XIII, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Village XIII would be issued by Village XIII or purchased from the current principal shareholders of Village XIII by the acquiring entity or its affiliates.

If stock is purchased from the current
shareholders, the transaction is very likely to
result in substantial gains to them relative to
their purchase price for this stock. In Village
XIII's judgment, none of our officers and
directors would become an "underwriter" within the
meaning of the Section 2(11) of the Securities Act
of 1933, as amended.    The sale of a controlling
interest by certain principal shareholders of Village XIII could occur at a time when the other shareholders of Village XIII remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of Village XIII may resign their management positions with Village
XIII in connection with Village XIII's acquisition of a business opportunity.

In the event of such a resignation, Village XIII's current management would not have any control over the conduct of Village XIII's business following
Village XIII's combination with a business opportunity. We anticipate that business opportunities will come to Village XIII's attention from various sources, including our officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

Village XIII has no plans, understandings,
agreements, or commitments with any individual for
such person to act as a finder of opportunities
for Village XIII.   Village XIII does not foresee
that it would enter into a merger or acquisition transaction with any business with which its officers or directors are currently affiliated.
Should Village XIII determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of Village XIII and its stockholders, Village XIII is permitted by Nevada law to enter into such a transaction if:

-    The material facts as to the
relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the board of directors, and the board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

 -    The material facts as to the
relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

 -   The contract or transaction is fair as
to Village XIII as of the time it is
authorized, approved or ratified, by the board of directors or the stockholders.

Investigation and Selection of Business
Opportunities

We will primarily make a decision to   in a
specific business opportunity based on:

   -    management's analysis of the quality of
the other company's management and personnel,
   -   the anticipated acceptability of new
products or marketing concepts,
   -   the merit of technological changes, the
perceived benefit Village XIII will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

We anticipate that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to

   -   shift marketing approaches substantially
   -   expand significantly
   -   change product emphasis
   -   change or substantially augment management
   -   or make other changes.

Village XIII will be dependent on the owners of a business opportunity to identify any problems that may exist and to implement, or be primarily responsible for the implementation of, required changes.

Since Village XIII may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, we will incur further risks, because management in many instances

   -   will not have proved its abilities or
effectiveness,
   -   the eventual market for a company's
products or services will
            likely not be established,
   - and the company may not be profitable when acquired.

We anticipate that we will not be able to
diversify, but will essentially be limited to one
such venture because of Village XIII's limited
financing.   This lack of diversification will not
permit Village XIII to offset potential losses from one business opportunity against profits from another.

Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee.

Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding
   -   use of consultants or advisors,
   -   the criteria to be used in selecting
consultants or advisors,
   -   the services to be provided,
   -   the term of service, or
   - regarding the total amount of fees that may be paid.

However, because of the limited resources of Village XIII, it is likely that any fee Village
XIII agrees to pay would be paid in stock and not in cash.

In evaluating any merger or acquisition candidate, Village XIII anticipates that we will consider, among other things, the following factors:

 -   Potential for growth and profitability,
indicated by new technology, anticipated market expansion, or new products;

 -   Village XIII's perception of how any
particular business opportunity will be
received by the investment community and by Village XIII's stockholders;

 -   Whether, following the business
combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming, sufficient to enable the securities of Village XIII to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15g-9 adopted by the Securities and Exchange Commission'

 -    Capital requirements and anticipated
availability of required funds, to be
provided by Village XIII or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

 -    The extent to which the business
opportunity can be advanced;

-    Competitive position as compared to
other companies of similar size and
experience within the industry segment as well as within the industry as a whole;

 -    Strength and diversity of existing
management, or management prospects that are scheduled for recruitment;

 -    The cost of participation by Village
XIII as compared to the perceived tangible and intangible values and potential; and

-    The accessibility of required
management expertise, personnel, raw
materials, services, professional
assistance, and other required items.

In regard to the possibility that the shares of Village XIII would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least
$2,000,000, and proposals have recently been made to increase these qualifying amounts.

Many, and perhaps most, of the business
opportunities that might be potential
candidates for a combination with Village
XIII would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Potential investors must recognize that, because of Village XIII's limited capital available for investigation and management's limited experience in business analysis,
Village XIII may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Village XIII is unable to predict when it may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, Village XIII will generally request that we be provided with written materials regarding the business opportunity containing such items as:

   -   a description of products;
   -   services and company history;
   -   management resumes;
   -   financial information;
   -   available projections, with related
        assumptions upon which they are based;
   - an explanation of proprietary products and services;
   - evidence of existing patents, trademarks, or services marks, or rights thereto;
   - present and proposed forms of compensation to management;
   - a description of transactions between the company and its affiliates during relevant periods;
   -   a description of present and required
         facilities;
   -   an analysis of risks and competitive
         conditions;
   - a financial plan of operation and estimated capital requirements;
   - audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a
         merger transaction; and
   -   other information deemed relevant.

As part of Village XIII's investigation, Village
XIII's executive officers and directors:
   - may meet personally with management and key personnel;
   -   may visit and inspect material facilities;
   - obtain independent analysis or verification of certain information provided;
   -   check references of management and key
        personnel; and
   -   take other reasonable investigative
        measures, to the extent of Village XIII's limited financial resources and management expertise.

Our management believes that various types of potential merger or acquisition candidates might find a business combination with Village XIII to be attractive. These include:

   - acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders;
   - acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial; and
   -   acquisition candidates which plan to
        acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with Village XIII to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which Village XIII may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of Village XIII and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of Village XIII and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to:

   -   leases, purchase and sale agreements;
   -   licenses;
   -   joint ventures; and
   -   other contractual arrangements.

Village XIII may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

Implementing such structure may require the
merger, consolidation or reorganization of Village
XIII with other corporations or forms of business
organization, and although it is likely, we cannot
assure you that Village XIII would be the
surviving entity. In addition, the present
management and stockholders of Village XIII most
likely will not have control of a majority of the
voting shares of Village XIII following a
reorganization transaction.   As part of such a
transaction, Village XIII's existing directors may resign and new directors may be appointed without any vote by stockholders. It is likely that Village XIII will acquire its participation in a business opportunity through the issuance of common stock or other securities of Village XIII.

Although the terms of any such transaction cannot be predicted, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest equal to 80% or more of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage
of these provisions rather than other "tax free"
provisions provided under the Internal Revenue
Code, Village XIII's current stockholders would
retain in the aggregate 20% or less of the total
issued and outstanding shares. This could result
in substantial additional dilution in the equity
of those who were stockholders of Village XIII
prior to such reorganization.   Our issuance of
these additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in Village
XIII by the current officers, directors and principal shareholders.

We anticipate that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, Village XIII may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter.

The issuance of substantial additional securities and their potential sale into any trading market that might develop in Village XIII's securities may have a depressive effect upon such market.
Village XIII will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally such an agreement would require

   - specific representations and warranties by all of the parties thereto;
   -   specify certain events of default;
   -   detail the terms of closing and the
        conditions which must be satisfied by each of the parties thereto prior to such closing;
   - outline the manner of bearing costs if the transaction is not closed;
   -   set forth remedies upon default; and
   -   include miscellaneous other terms.

Village XIII anticipates that we, and/or our officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement.
This letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction.
Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither Village XIII nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed.

Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds. We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

If we decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.
Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulations

Village XIII may participate in a business opportunity by purchasing, trading or selling the securities of such business. Village XIII does not, however, intend to engage primarily in such activities.

Specifically, Village XIII intends to conduct its activities so as to avoid being classified as an investment company under the Investment Company
Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items.

Village XIII intends to implement its business
plan in a manner that will result in the
availability of this exception from the definition
of investment company.    As a result, Village
XIII's participation in a business or opportunity through the purchase and sale of investment securities will be limited.

Village XIII's plan of business may involve changes in our capital structure, management, control and business, especially if we consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since Village XIII will not register as an investment company, stockholders will not be afforded these protections.

Any securities which Village XIII might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities
Act of 1933. If Village XIII elects to resell these securities, the sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section
4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale.

Although the plan of operation does not
contemplate resale of securities acquired, if such a sale were to be necessary, Village XIII would be required to comply with the provisions of the Act to affect such resale. An acquisition made by Village XIII may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

Village XIII expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals.
Many of these entities will have significantly greater experience, resources and managerial capabilities than Village XIII and will therefore be in a better position than Village XIII to obtain access to attractive business opportunities. Village XIII also will experience competition from other public blind pool companies, many of which may have more funds available than does Village XIII.

Employees

Village XIII is a development stage company and currently has no employees. Management of Village
XIII expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities.

The need for employees and their availability will
be addressed in connection with the decision
whether or not to acquire or participate in
specific business opportunities.   We will not pay
or accrue remuneration for the benefit of Village
XIII's officers prior to, or at the same time, as the completion of a business acquisition.

              Plan of Operation

Liquidity and Capital Resources

Village XIII remains in the development stage
and, since inception, has experienced no
significant change in liquidity or capital
resources.   Village XIII's balance sheet as of
November 30, 2001, reflects a current asset value
of $4, and a total asset value of $4.   Village
XIII will carry out its plan of business as
discussed above.   Village XIII cannot predict to
what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses, if any, of the business entity which Village XIII may eventually acquire.

Results of Operations

During the period from August 8, 2000 (inception)
through November 30, 2001, Village XIII has
engaged in no significant operations other than
organizational activities, acquisition of capital
and preparation for registration of its
securities under the Securities Exchange Act of
1934, as amended.   No revenues were received by
Village XIII during this period.

Village XIII anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Continuing Capital.

Village XIII believes that our existing capital will not be sufficient to meet Village XIII's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately eighteen months.
Accordingly, in the event Village XIII is able to complete a business combination during this period, it anticipates that our existing capital will not be sufficient to allow us to accomplish the goal of completing a business combination.
Village XIII will depend on additional advances from stockholders.

We cannot assure you that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Village XIII's needs for additional financing are likely to increase substantially. Current officers and directors of Village XIII have verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate.

We cannot assure you that any additional funds
will be available to Village XIII to allow us to
cover our expenses.   Even if Village XIII's cash
assets prove to be inadequate to meet Village
XIII's operational needs, Village XIII might seek to compensate providers of services by issuances of stock in lieu of cash.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

                  Management

The directors and executive officers currently serving Village XIII are as follows:

Name                              Position              Term of office
Tammy Augsback, age 32            President                Inception
                                  Director                 to present
Jo Ann Augsback, age 52          Vice President             Inception
                                  Director                 to present
Jack Augsback, age 56           Secretary/Treasurer           Inception
                                  Director                  to present

The directors named above will serve until the
next annual meeting of Village XIII's
stockholders.   Officers will hold their positions
at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Village XIII and any other person under which any director or officer was or is to be selected as a director or officer.
The directors and officers of Village XIII will devote their time to Village XIII's affairs on an as needed basis which is estimated to be nominal or less than 5% of their time.

Biographical Information

Tammy Augsback.   Ms. Augsback has been president
and a director of Village XIII since inception.
From February 1990 to March 2000, Ms. Augsback
was a senior probation officer for the Florida
Department of Corrections.   Ms. Augsback
received a Bachelor of Science degree from Nova
University in business administration with a specialty in marketing in 1995.

Since their inception, Ms. Augsback has been an officer and director of Village VI Acquisition
Corporation, Village XI Acquisition Corporation and Village XII Acquisition Corporation, other blank check companies currently in registration with the Securities and Exchange Commission.

Jo Ann Augsback.   Ms. Augsback has been vice
president and a director of Village XIII since
inception.   From 1995 to present, Ms. Augsack
has been vice president-administration for Jack
Augsback & Co. Inc., an investment banking firm.
From 1981-1995, Ms. Augsback held the same
position with the predecessor firm, Jack Augsback
& Associates Inc.    Prior to that time, for ten
years, Ms. Augsback was president and general manager of DownUnder, Inc., Panama City Beach,
Florida, a food, beverage and apparel firm.

Since their inception, Ms. Augsback has been an officer and director of Village VI Acquisition
Corporation, Village XI Acquisition Corporation and Village XII Acquisition Corporation, other blank check companies currently in registration with the Securities and Exchange Commission.

Ms. Augsback attended the University of
Cincinnati and received a B. A. degree in Business from Quinnipiac College in Connecticut.

Jack Augsback.   Mr. Augsback has been
secretary/treasurer and a director of Village
XIII since inception.   For the last five years,
Mr. Augsback has been President and Chief
Executive Officer of Jack Augsback & Associates,
Inc., Jack Augsback & Co., Inc. and Managing
Partner of Jack Augsback & Co. LLC.   These
companies are all in the financial consulting and investor relations business.

Mr. Augsback graduated from Miami University with a
Bachelor of Science degree in Economics.   He
received a MBA in Quantative Economics from the Miami Graduate School of Business and MBAs in Finance and Economics from the St. Moritz
University.

Family Relationships.   Tammy Augsback is the
daughter of Jack and Jo Ann Augsback.   There is
no marital relationship between Jack and Jo Ann
Augsback.

Prior Blank Check Experience

Registration statements have been filed for the
following companies.   Tammy Augsback is serving
as president and director for each company.
JoAnn Augsback is serving as vice president and
director for each company.   Jack Augsback is
serving as secretary/treasurer and director for
each company.   The SB-2s filed for each company
are offering common shares on behalf of selling security holders.

Incorporation Name                    File Form       Number        Date of Filing
Effective Date
------------------                    ---------       ------        --------------
Village XI Acquisition Corporation       SB-2       333-56518         March 1, 2001
Village VI Acquisition Corporation       SB-2       333-56372         March 1, 2001
Village XII Acquisition Corporation      SB-2       333-56380         March 1, 2001

Registration statements were also filed for the
following companies.   Jack Augsback is serving
as treasurer and director for each company.

Incorporation Name      File Form    Number     Date of Filing    Date of Effective
------------------      ---------    ------     --------------     ----------------
Village I Acquisition
   Corporation             SB-2     333-32830   March 20, 2000    abandoned June 21, 2001
Village II Acquisition
    Corporation            SB-2     333-32832   March 20, 2000    abandoned June 21, 2001
Village III Acquisition
   Corporation             SB-2     333-32836   March 20, 2000    abandoned June 21, 2001

Conflicts of Interest
          Members of our management are
associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Village
XIII.  Because the officers and directors are
engaged in other business activities, management anticipates it will devote their time on an as needed basis that is estimated to be nominal or less than 5% of their time.

          Our officers and directors are now and
may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us.
Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.
There is no order or system in place in which these blank check companies will be permitted to enter into a discussion with a target

          The officers and directors are, so long
as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with, on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so.
Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

Executive Compensation

          None of our officers and/or directors
has received any compensation for their
respective services rendered unto us. They all
have agreed to act without compensation.   As of
the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing or will accrue any compensation pursuant to any agreement with us.

          It is possible that, after we
successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.
However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the board of directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the board of directors as a result of the inability of the board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

          It is possible that persons associated
with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration.
However, if compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

          No retirement, pension, profit sharing,
stock option or insurance programs or other similar programs have been adopted for the benefit of its employees.

           Principal Shareholders

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Village XIII. Also included are the shares held by all executive officers and directors as a group.

Name and Address                  Number of            Percentage       Percentage
                              Shares Outstanding       of Shares        of Shares
                                                      Outstanding    After Offering
Jack Augsback(1)                     473,750             22.59%            22.59%
403 South "O" Street
Lake Worth, Florida 33460

Jo Ann Augsback(1)                   350,000              16.69%           16.69%
7 Lissie Lane
Okkechobee, FL 34974




Tammy Augsback                        30,000               1.43%            1.43%
216 South "K" Street
Lake Worth, FL 33460

Officers and Directors
as a group (3 persons)               853,750              40.70%            40.70%


 (1)Ms. JoAnn Augsback controls 70% of Jack
Augsback & Co., Inc. that owns 500,000 common
shares.   Mr. Jack Augsback owns the remaining 30%
of Jack Augsback & Co., Inc. Their shareholdings include these amounts.

All of the principal shareholders have sole voting/sole investment power.

               Certain Transactions

Jack Augsback provides office services to us that
were valued at $300 for the period from inception
to September 30, 2001.   Additionally, Mr.
Augsback paid $560 of organization expenses on our
behalf during that same period.   Mr. Augsback
does not expect us to repay him and we are not obligated to make this repayment.

Village XIII maintains a mailing address at the
office of Jack Augsback, a director, but otherwise
does not maintain an office. As a result, it pays
no rent and incurs no expenses for maintenance of
an office.   Other than the $300 previously
incurred, Village XIII does not anticipate paying rent or incurring office expenses in the future.
It is likely that Village XIII will establish and maintain an office after completion of a business combination.

No officer, director, promoter, or affiliate of Village XIII has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by Village XIII through security holdings, contracts, options, or otherwise.
Village XIII has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock, in cash, or a combination of stock and cash. Any issuance of stock would be made on an ad hoc basis.
Accordingly, we are unable to predict whether or in what amount any stock issuances may be made.

Although management has no current plans to cause
Village XIII to do so, it is possible that Village
XIII may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by Village
XIII's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to Village XIII's current stockholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of securities by Village XIII's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving Village XIII would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

        Shares Eligible For Future Sale

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering.
Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

Upon completion of this offering, we will have
380,000 shares outstanding. The 380,000 shares
being registered in this offering will be freely
tradeable without restriction or further
registration under the Securities Act unless
purchased by "affiliates" of Village XIII, as
that term is defined in Rule 144 under the
Securities Act described below.   Sales of
outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

Any unsold shares can only be resold to the
public under a registration statement.   Although
these shares have been held since inception and the holders have satisfied their Rule 144 holding period, a policy adopted in November 1999 by the SEC eliminates the availability of Rule 144 for blank check company shares sold in a private placement regardless of whether such private placement was conducted in compliance with an otherwise available exemption. This compliance has been deemed "mere technical compliance" by the SEC staff. As a result, any unsold shares may only be sold through a registration statement before becoming eligible for secondary market trading.

    Market for Registrant's Common Equity and
         Related Stockholder Matters

Market Information. Village XIII's common stock is not listed in the pink sheets or in the OTC
Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of
record of Village XIII's $.001 par value common stock, as of November 30, 2001 was 80.

Dividends.   Holders of Village XIII's common
stock are entitled to receive such dividends as may be declared by its board of directors.

Tradability. We do not meet the requirements for our stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less
than $5.00 per share, trading in the common stock
would also be subject to the requirements of Rule
15g-9 under the Exchange Act.   Under this rule,
broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

               Description of Securities

Common Stock

Village XIII's articles of incorporation authorize the issuance of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation.
Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Village XIII, holders are entitled to receive, ratably, the net assets of Village XIII available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.
All of the issued and outstanding shares of Common
Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of Village XIII's common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Shares.   There are no preferred shares
outstanding.   There are no specific terms on the
preferred shares.

Village XIII plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event Village XIII enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders.
Additionally, Village XIII may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. Village XIII intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.


             Indemnification

Our bylaws do not contain a provision entitling
any director or executive officer to
indemnification against liability under the
Securities Act of 1933.    The Nevada Revised
Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which the person believed to be in the best interests of Village XIII.

A determination may be made:

   -   by the shareholders;
   - by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or
   -   by opinion of independent legal counsel;

in the event a quorum of directors who were not a party to such action, suit, or proceeding does not eVIst.

Provided the terms and conditions of these
provisions under Nevada law are met, officers,
directors, employees, and agents of Village XIII
may be indemnified against any cost, loss, or
expense arising out of any liability under the 33
Act.    Insofar as indemnification for liabilities
arising under the 33 Act may be permitted to directors, officers and controlling persons of Village XIII, Village XIII has been advised that in the opinion of the Securities and Exchange
Commission, indemnification is against public policy and is, therefore, unenforceable.

                 Legal Matters

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Jody M. Walker, Attorney-At-Law.


                Legal Proceedings

Village XIII is not involved in any legal proceedings as of the date of this prospectus.


                Additional Information

We have filed with the Securities and Exchange
Commission a registration statement under the Act with respect to the securities offered hereby.
This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the rules and regulations of the Commission.
For further information with respect to Village
XIII and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-
SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, DC 20549 and at the Chicago Regional
Office, Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511.

We will voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. The prospectus delivery period does not terminate until 90 days after the funds and securities are released from escrow or trust account under Rule 419. Requests for copies of said documents should be directed to Tammy Augsback, President.

The Commission maintains a Web site --
//www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has
been authorized to give any information or to make
any representation other than those contained in
this prospectus.   If given or made, this
information or representation must not be relied on as having been authorized by Village XIII or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder will, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Village XIII since the date hereof.

                  Experts

The audited financial statements included in this prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.

              Interests of Named
              Experts and Counsel

Jody M. Walker, securities counsel, received
25,000 common shares for services rendered to Village XIII.

None of the other experts or counsel named in the prospectus are affiliated with Village XIII.

          Financial Statements

Index to Financial Statements

Balance Sheet dated November 30, 2001
Statement of Operations for the three months ended November 30, 2001 and for the period from inception to November 30, 2001
Statement of Operations for the three months ended November 30, 2001 and for the period from inception to November 30, 2001
Statement of Cash Flows for the three months ended November 30, 2001 and for the period from inception to November 30, 2001
Notes to Financial Statements

Independent Auditors' Report dated
   September 21, 2001
Balance Sheet dated August 31, 2001
Statement of Operations for the period from
inception (August 8, 2000) to August 31, 2001
Statement of Stockholders' Equity for the period
from inception (August 8, 2000) to August 31,
    2001
Statement of Cash Flows for the period from inception (August 8, 2000) to August 31, 2001
Notes to Financial Statements

           Village XIII Acquisition Corporation
              (A Development Stage Company)
                      Balance Sheet
                    November 30, 2001
                       (Unaudited)

                          ASSETS

                                                              2001
Current assets:
  Cash                                                     $        4
                                                           ----------
      Total current assets                                          4


Total assets                                               $        4
                                                           ==========
                   STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                         $    1,000
                                                           ----------
      Total current liabilities                                 1,000



Stockholders' equity:
 Preferred stock, $.001 par value,
  50,000,000 shares authorized, no shares
  issued and outstanding                                          -
 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,000,000
  shares issued and outstanding                                 2,000
 Additional paid in capital                                     2,310
 Unpaid stock subscriptions                                      (675)
 (Deficit) accumulated during
  development stage                                            (4,631)
                                                           ----------
                                                                 (996)
                                                           ----------
                                                           $        4
                                                           ==========



    See accompanying notes to financial statements.

           Village XIII Acquisition Corporation
              (A Development Stage Company)
                 Statement of Operations
        Three Months Ended November 30, 2001 and
            For the Period From Inception
         (October 4, 2000) to November 30, 2001
                       (Unaudited)

                                             Three Months      Period From
                                                Ended          Inception To
                                             November 30,      November 30,
                                                 2001              2001
Operating expenses:
  Organizational expenses                     $       -         $       560
  Professional fees                                 1,000             3,000
  Office expenses                                     150             1,071
                                              -----------       -----------
Total operating expenses                            1,150             4,631

Net loss before income taxes                       (1,150)           (4,631)
Provision for income taxes                              -                 -
                                              -----------       -----------
Net (loss)                                    $    (1,150)      $    (4,631)
                                              ===========       ===========

Per share information:
 Basic and diluted (loss) per common share    $     (0.00)      $     (0.00)
                                              ===========       ===========
 Weighted average shares outstanding            2,000,000         2,000,000
                                              ============      ===========




    See accompanying notes to financial statements.

            Village XIII Acquisition Corporation
               (A Development Stage Company)
                  Statement of Cash Flows
         Three Months Ended November 30, 2001 and
              For the Period From Inception
           (October 4, 2000) to November 30, 2001
                        (Unaudited)

                                                         Three Months      Period From
                                                           Ended          Inception To
                                                        November 30,      November 30,
                                                            2001              2001
Net income (loss)                                        $  (1,150)      $   (4,631)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by officer                                  1,150            2,310
Changes in assets and liabilities:
  Increase in accounts payable                                   -            1,000
                                                         ---------        ---------
  Total adjustments                                          1,150            3,310
                                                         ---------        ---------
  Net cash provided by (used in)
   operating activities                                          -           (1,321)

Cash flows from financing activities:
   Proceeds from sale of common stock                            -            1,325
                                                         ---------        ---------
  Net cash provided by (used in)
   financing activities                                          -            1,325
                                                         ---------        ---------
Increase (decrease) in cash                                      -                4
Cash and cash equivalents,
 beginning of period                                             4                -
                                                         ---------        ---------
Cash and cash equivalents,
 end of period                                           $       4        $       4
                                                         =========        =========




         See accompanying notes to financial statements.

Village XIII Acquisition Corporation
Notes to Financial Statements

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation 10-SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended August 31, 2001 included elsewhere herein.

Basic loss per share was computed using the weighted average number of common shares outstanding.

During the three months ended November 30, 2001, an officer of the Company paid certain administrative expenses in behalf of the Company aggregating
$1,150. The Company is not obligated to repay the advances and has treated the advances as a contribution of capital by the officer.

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Village XIII Acquisition Corporation


We have audited the balance sheet of Village XIII
Acquisition Corporation as of August 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended and for the period from inception
(October 4, 2000) to August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Village XIII
Acquisition Corporation as of August 31, 2001, and the results of its operations and cash flows for the year then ended and for the period from inception (October 4, 2000) to August 31, 2001, in conformity with generally accepted accounting principles.




James E. Scheifley & Associates, P.C.
Certified Public Accountants

Dillon, Colorado
October 9, 2001

       Village XIII Acquisition Corporation
          (A Development Stage Company)
                    Balance Sheet
                   August 31, 2001

                          ASSETS

                                                             2001
Current assets:
  Cash                                                     $        4
                                                           ----------
      Total current assets                                          4


Total assets                                               $        4
                                                           ==========
                   STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                         $    1,000
                                                           ----------
      Total current liabilities                                 1,000


Commitments and contingencies (Note 3 )

Stockholders' equity:
 Preferred stock, no par value,
  50,000,000 shares authorized, no shares
  issued and outstanding                                           -
 Common stock, no par value,
  100,000,000 shares authorized, 2,000,000
  shares issued and outstanding                                 2,000
 Additional paid in capital                                     1,160
 Unpaid stock subscriptions                                      (675)
 (Deficit) accumulated during
  development stage                                            (3,481)
                                                           ----------
                                                                 (996)
                                                           ----------
                                                           $        4
                                                           ==========



    See accompanying notes to financial statements.

            Village XIII Acquisition Corporation
              (A Development Stage Company)
                 Statement of Operations
       For the Year Ended and Period From
Inception
            (October 4, 2000) to August 31, 2001

                                                           Year Ended and
                                                            Period From
                                                            Inception To
                                                             August 31,
                                                                2001
Operating expenses:
  Organizational expenses                                   $       560
  Professional fees                                               2,000
  Office expenses                                                   921
                                                            -----------
Total operating expenses                                          3,481

Net loss before income taxes                                     (3,481)
Provision for income taxes                                          -
                                                            -----------

Net (loss)                                                  $    (3,481)
                                                            ===========

Per share information:
 Basic and diluted (loss) per common share                  $     (0.00)
                                                            ===========
 Weighted average shares outstanding                          2,000,000
                                                            ===========



    See accompanying notes to financial statements.

      Village XIII Acquisition Corporation
     (A Development Stage Company)
  Statement of Changes in Stockholders' Equity
For the Year Ended and Period From Inception
       (October 4, 2000) to August 31, 2001

                                                                        Deficit
                                             Additional    Unpaid    Accumulated
                             Common Stock     Paid-in       Stock   During Develop-
ACTIVITY                   Shares     Amount  Capital  Subscriptions  ment Stage   Total
Shares issued for cash
  November 2000 @ $.001   2,000,000  $ 2,000  $      -   $  (975)      $     -   $ 1,025

Capital contribution by
   officer                        -        -     1,160         -             -     1,160

Collection of stock
 subscriptions in
 February 2001                    -        -         -       300             -       300

Net (loss) for the period
 ended August 31, 2001            -        -         -         -             -    (3,481)
                          ---------  -------   -------   -------       -------   -------

Balance, August 31, 2001  2,000,000  $ 2,000   $ 1,160   $  (675)      $(3,481)  $  (996)
                          =========  =======   =======   =======       =======   =======

    See accompanying notes to financial statements.

       Village XIII Acquisition Corporation
           (A Development Stage Company)
              Statement of Cash Flows
     For the Year Ended and Period From Inception
        (October 4, 2000) to August 31, 2001

                                                                    Year Ended and
                                                                     Period From
                                                                     Inception To
                                                                      August 31,
                                                                         2001
Net income (loss)                                                   $   (3,481)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by officer                                              1,160
Changes in assets and liabilities:
  Increase in accounts payable                                           1,000
                                                                    ----------
  Total adjustments                                                      2,160
                                                                    ----------
  Net cash provided by (used in)
   operating activities                                                 (1,321)

Cash flows from financing activities:
   Proceeds from sale of common stock                                    1,325
                                                                     ---------
  Net cash provided by (used in)
   financing activities                                                  1,325
                                                                     ---------
Increase (decrease) in cash                                                  4
Cash and cash equivalents,
 beginning of period                                                         -
                                                                     ---------
Cash and cash equivalents,
 end of period                                                       $       4


    See accompanying notes to financial statements.

         Village XIII Acquisition Corporation
            (A Development Stage Company)
              Statement of Cash Flows
    For the Year Ended and Period From Inception
         (October 4, 2000) to August 31, 2001

                                                            Year Ended and
                                                             Period From
                                                             Inception To
                                                              August 31,
                                                                 2001
Supplemental cash flow information:
   Cash paid for interest                                      $     -
   Cash paid for income taxes                                  $     -



See accompanying notes to financial statements.

Village XIII Acquisition Corporation
Notes to Financial Statements
August 31, 2001


Note 1. Organization and Summary of Significant
Accounting
Policies.

The Company was incorporated in Florida on
October 4, 2000.  The Company's activities to
date have been limited to organization and
capital formation. The Company has not chosen its
principal business activity.  The Company's
activities began in October 2000.   The Company
has chosen August 31st as the end of its fiscal year.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.
Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.
The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.


      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance
Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation
The Company adopted Statement of Financial
Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay stock based compensation during the period ended August 31, 2001.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement and therefore the reported net loss is equivalent to comprehensive net loss.

In March 1998, the American Institute of
Certified Public Accountants issued Statement of
Position 98-1, Accounting for the Costs of
Computer Software Developed or Obtained for
Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted
SFAS No. 131, Disclosures about Segments of an
Enterprise and Related Information ("SFAS 131").
SFAS 131 superseded SFAS No. 14, Financial
Reporting for Segments of a Business Enterprise.
SFAS 131 establishes standards for the way that
public business enterprises report information
about operating segments in annual financial
statements and requires that those enterprises
report selected information about operating
segments in interim financial reports.   SFAS 131
also establishes standards for related
disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in any planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers'
Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS
No. 87, Employers' Accounting for Pensions, and
SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards
Board issued SFAS No. 133, Accounting for
Derivative Instruments and Hedging Activities
("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value.
Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The
Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified
Public Accountants issued Statement of Position
98-5 - Reporting on the Costs of Start-Up
Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred. The Company adopted the statement upon its inception and has charged $560 of organization costs to expense during the period ended August 31, 2001.

Note 2.  Stockholders' Equity.

During November 2000, the Company issued an aggregate of 2,000,000 shares of its common stock to a limited group of investors for cash aggregating $2,000 in private sale transactions.
The shares were sold at a price of $.001 per share. The Company had not received $675 of proceeds from the sale of the shares as of the date of these financial statements and had classified the stock subscriptions receivable there from as a reduction of stockholders' equity.

Additionally, an officer provides office services to the Company that was valued at $600 for the period ended August 31, 2001. Additionally, the officer paid $560 of organization expenses in behalf of the Company during the period ended
August 31, 2001. The officer does not expect repayment of the expenses paid and the Company is not obligated to make such repayment, therefore, the Company has recorded the expenses as a contribution to its capital by the officer.

Note 3. Commitments and contingencies

The Company neither owns nor leases any real or personal property. An officer of the Company provides office services and the costs thereof are included in administrative expenses. The fair value of such costs has been estimated to be approximately $50 per month and have been reflected in the accompanying financial statements.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The
Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary
differences resulting from income and expense
items reported for financial accounting and tax
purposes in different periods. Deferred taxes are
classified as current or non-current, depending
on the classifications of the assets and
liabilities to which they relate.   Deferred
taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the period ended August 31, 2001 as a result of an operating loss. The Company has a net operating loss carryforward at August 31, 2001 of approximately $3,500. The Company has fully reserved the deferred tax asset
(approximately $525) that would arise from the loss carryforward since it is more likely than not that the Company will not sustain a level of operations that will provide sufficient taxable income to utilize the loss to reduce taxes in future periods.




   - End of Financial Statements

Until           , 2002 (90 days after the date of
the prospectus), all persons effecting
transactions in the registered securities, whether
or not participating in the offering, may be
required to deliver a prospectus.   These persons
are still obligated to deliver a prospectus when they act as underwriters and when they sell their unsold allotments or subscriptions.

                             PART II
                INFORMATION NOT REQUIRED BY
PROSPECTUS

Item 24. Indemnification of Officers and
Directors.

The bylaws of Village XIII provides that a director of the registrant will have no personal liability to the registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) under Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's bylaws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the bylaws also provides that the Registrant will indemnify to the full extent permitted under Nevada law any director, officer employee or agent of registrant who has served as a director, officer, employee or agent or the registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING
VILLAGE XIII FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT OF 1933, IS HELD TO BE
AGAINST PUBLIC POLICY BY THE SECURITIES AND
EXCHANGE COMMISSION AND IS THEREFORE
UNENFORCEABLE.

Item 25. Other Expenses of Issuance and
Distribution.

Other expenses in connection with this offering that will be paid by Village XIII are estimated to be substantially as follows:

                                                                            Amount
                                                                            Payable
Item                                                                    By Village
XIII
S.E.C. Registration Fees                                                    $    9.80
Printing and Engraving Fees                                                  2,500.00
Legal Fees                                                                  25,000.00
Accounting Fees and Expenses                                                 2,500.00
Miscellaneous                                                                2,500.00

Total                                                                      $32,509.80

Item 26.   Recent Sales of Unregistered
Securities.

During the fourth quarter of 2000, we issued an
aggregate of 1,950,000 common shares at a price of
$.001 per share for an aggregate of $1,950.
These sales were made pursuant to an exemption
from registration pursuant to Section 506 of
Regulation D.   Based on the relationship of the
investors to the officers and directors of Village
XIII, management represents that these sales were
made to not more than 35 nonaccredited investors.
No general solicitation was utilized.   The
offering was approved and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

Jack Augsback				810,000
Jack Augsback & Co., Inc.		720,000
Javier E. Benavente, Trustee of
  the Javier E. Benavente
  Revocable Living Trust, u/a
  December 30, 1999			100,000
Jo Ann Augsback				 62,500
Mark V. Stys				 50,000
Tammy L. Augsback				 30,000
Beverly Lewis				 20,000
Phillip Lewis				 17,500
Carolyn Stys				 15,000
Edna Hockney				 15,000
Patricia A. Kelly				 14,000
Debra L. Shaw				 13,000
Charito Augsback				 12,500
Stephen Gordon				 10,500
Anthony Amrhein				 10,000
Theresa L. Benavente, Trustee of
  the Theresa L. Benavente
  Revocable Living Trust, u/a
  December 30, 1999			 10,000
Timothy Augsback				 10,000

Todd J. Amrhein				 10,000
Tammy Sypniewski				 10,000
Charles Jarrett				  5,000
Janie Koch					  5,000

In the first quarter of 2001, Phillip Lewis -
promoter, Mark Stys - promoter and Jack Augsback,
officer and director, gifted and transferred a
portion of their common shares - 7,500, 25,000 and
15,000 to for estate planning purposes to their
family.    The transfers and gifts, on an integrated
basis with the 506 offering described above, were made to more than 35 non-accredited investors. As a result, Village XIII may have incurred possible
Section 5 violations of the Securities Act of 1933.
Village XIII is in the process of offering rescission to the shareholders in the 506 offering and the individuals that were gifted the common shares.

In the fourth quarter of 2000, Village XIII issued common shares at $.001 per common share to the following in exchange for partial payment of legal and administrative services valued at $50.

Jody Walker                   25,000
Cheri C. Simon                10,000
Terri Messner                 15,000

These securities were issued under an exemption
provided by Section 4(2) of the Securities Act of
1933.   All parties were sophisticated investors
that had an ongoing relationship with Village XIII.

In the third and fourth quarter of 2001, Village
XIII issued common shares at $.001 per common share to the following in exchange for legal and consulting services valued at $97.50.

The Chelverton Fund, LLC
   James Morton Fund Manager  97,500

These securities were issued under an exemption
provided by Section 4(2) of the Securities Act of
1933.   All parties were sophisticated investors
that had an ongoing relationship with Village XIII.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation incorporated by reference
                    to Form SB-2 filed March 5, 2001




(3.1)             Bylaws incorporated by reference
                    to Form SB-2 filed March 5, 2001
(4)               Specimen certificate for common stock incorporated by
                  reference to Form SB-2 filed March 5, 2001
(4.1)             Subscription Agreement
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
 (7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Escrow Agreement
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Consent of James E. Scheifley & Associates
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.
The undersigned registrant hereby undertakes:
(a)(1)   To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or
events which, individually or together, represent
a fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

 (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  to supplement the prospectus, after the end
of the subscription period, to include the results
of the subscription offer, the transactions by the
underwriters during the subscription period, the
amount of unsubscribed securities that the
underwriters will purchase and the terms of any
later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospectus, we will file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form
SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of W. Palm Beach, State of Florida on the
20th day of February, 2002.

Village XIII Acquisition Corporation

/s/Tammy Augsback
--------------------------
By: Tammy Augsback, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date

/s/Tammy Augsback,      Principal Executive Officer  February 20, 2002
--------------------    Principal Financial Officer
                          Controller Director

/s/Jo Ann Augsback       Vice President              February 20, 2002
--------------------         Director

/s/Jack Augsback       Secretary/Treasurer           February 20, 2002
--------------------         Director